KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402

                          Independent Auditors' Consent

The Board of Directors of Allianz Life Insurance Company of North America and Contract Owners of Allianz Life Variable Account B:

We consent to the use of our report, dated February 4, 2000 on the financial statements of Allianz Life Variable Account B and our report dated February 7, 2000, on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries included herein and to the reference to our Firm under the heading "EXPERTS."

Our report dated February 7, 2000 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries refers to a change in the method of calculating deferred acquisition costs and future benefit reserves for two-tiered annuities.


                                        /S/ KPMG LLP
                                        --------------
                                            KPMG LLP

Minneapolis, Minnesota
December 11, 2000